Exhibit 10.27

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (the “Termination Agreement”) is entered into as of September 28, 2004, by and among RACKABLE SYSTEMS, INC., a Delaware corporation (the “Company”) and Parthenon Capital, LLC (“Parthenon”).

WHEREAS, the Company and Parthenon are parties to that certain Advisory Agreement, dated December 23, 2002 (the “Advisory Agreement”);

WHEREAS, the Company and Parthenon hereby desire to terminate the Advisory Agreement in its entirety, with the exception of Sections 2(d), 7, 8, 10 and 11 of the Advisory Agreement as described in Section 2 below; and

WHEREAS, pursuant to Section 11 of the Advisory Agreement, the Advisory Agreement may be amended by an instrument in writing executed by the Company and Parthenon.

AGREEMENT

NOW THEREFORE, in consideration of the termination of the Advisory Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Subject to Section 2 below, the Company and Parthenon hereby agree to terminate the Advisory Agreement in its entirety in exchange for a final, lump-sum payment by the Company to Parthenon of six hundred thirty thousand dollars ($630,000.00) which is delivered herewith. Following such termination, the terms, covenants, obligations and conditions contained in the Advisory Agreement shall have no further force or effect (subject to Section 2 below).

2. Notwithstanding the termination of the Advisory Agreement described herein, (A) Section 2(d) of the Advisory Agreement shall survive the execution of this Termination Agreement and shall remain in full force and effect until the later to occur of (i) the closing of the Company’s initial public offering; and (ii) the date on which no employee or partner of Parthenon is a member of the Company’s Board of Directors; and (B) Sections 7, 8, 10 and 11 shall survive the execution of this Termination Agreement and shall remain in full force and effect.

3. This Termination Agreement may not be waived, amended or modified without the prior mutual written consent of the Company and Parthenon.

4. In any action to enforce this Termination Agreement, each of the parties shall be responsible for the payment of its own attorneys’ fees and costs.

5. This Agreement shall be governed construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in such state.

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6. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this TERMINATION AGREEMENT as of the date set first set forth above.

RACKABLE SYSTEMS, INC.	PARTHENON CAPITAL, LLC a Delaware limited liability company

/s/ Tom Barton	By:	/s/ William C. Kessinger
Tom Barton	Name:	William C. Kessinger
President and Chief Executive Officer	Title:	Vice President

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